UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   January 13, 2009

EMPYREAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada

0-30118                        88-0413417

(State or other jurisdiction of

(Commission File           (IRS Identification
incorporation)                                 Number)                            No.)

11200, Westheimer Rd., Suite 900, Houston, TX 77042

(Address of principal executive offices) (Postal Code) Registrant's telephone number, including area code: (713) 243-8731

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As previously reported the Company, on December 8, 2008, finalized an investment agreement with Dutchess Private Equities Fund, Ltd. (“Dutchess”) for the provision of an equity line of credit for $10,000,000 (“Agreement”).

Due to the delay in reviewing of the financial statements filed on Form 10-Q for the second and third quarter by the Company’s independent auditors, the Company is no longer listed on the OTCBB.  The Company’s stock can still be traded under the symbol EMPY.

The Company will not be able to implement the Agreement with Dutchess until the financial statements for the second and third quarters have been reviewed by its auditors and amended reports filed. Dutchess has been informed of this delay and has agreed to modify the Agreement and proceed with its implementation once the amended quarterly reports have been filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert Lee

By: Robert L, Lee President and Director

Date: January 13, 2009                            EMPYREAN HOLDINGS, INC.